Standard Management Corp.
May 22, 1995
Page 1





November 26, 1997

Standard Management Corporation
9100 Keystone Crossing
Indianapolis, Indiana  46240

RE:  1,000,000 SHARES OF COMMON STOCK, NO PAR VALUE

Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Standard Management Corporation, an Indiana corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 1,000,000 additional shares of Common Stock, no par value (the "Additional Shares"), of the Company issuable upon the exercise of stock options granted under the Amended and Restated 1992 Stock Option Plan (the "Plan").

     I am familiar with the proceedings to date with respect to the proposed issuance of the Additional Shares under the Plan and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Indiana.

     2. The Additional Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Additional Shares as contemplated by the Plan; and (iii) certificates representing the Additional Shares shall have been duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefor in accordance with the terms of the Plan.

     This opinion is limited to the Business Corporation Law of the State of Indiana.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement or related prospectus.


Sincerely yours,

STEPHEN M. COONS

Stephen M. Coons
General Counsel